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                                                                   Exhibit 99(a)


PROXY
                      Virginia Capital Bancshares, Inc.
                               400 George Street
                        Fredericksburg, Virginia 22404

     Special Meeting of Shareholders June 7, 2001 10:00 a.m. Eastern Time

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIRGINIA CAPITAL BANCSHARES, INC.

The undersigned hereby appoints the official proxy committee of Virginia Capital Bancshares, Inc., or any member thereof, as the lawful attorneys and proxies of the undersigned, each with full power and substitution, and hereby authorizes any of them to represent and to cast all votes which the undersigned is entitled to cast at the special meeting of shareholders to be held on June 7, 2001 and any adjournments thereof.

In their discretion, the proxies are authorized to vote upon any other business which properly comes before the meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT AND PLAN OF REORGANIZATION AND RELATED PLAN OF MERGER REFERENCED IN THE NOTICE OF SPECIAL MEETING AND IN THE DISCRETION OF THE PROXYHOLDER ON OTHER MATTERS.


                              (See Reverse Side)


1. TO APPROVE the Agreement and Plan of Reorganization dated as of January 23, 2001 and the related Agreement and Plan of Merger pursuant to which Virginia Capital Bancshares, Inc. will merge with and into BB&T Corporation and each outstanding share of common stock of Virginia Capital Bancshares, Inc. will be converted into the right to receive shares of common stock of BB&T Corporation, as described in the accompanying proxy statement/prospectus. The Agreement and Plan of Reorganization and the related Agreement and Plan of Merger are attached to the proxy statement/prospectus as Appendix A.

                   FOR          AGAINST              ABSTAIN




The Board of Directors recommends a vote "FOR" approval of the Agreement and Plan of Reorganization and the related Agreement and Plan of Merger.

Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person. This Proxy votes all shares held in all capacities.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders dated May 2, 2001 and Proxy Statement/Prospectus dated April 30, 2001 for the Special Meeting.

                                           PLEASE MARK, SIGN, DATE AND MAIL THE
                                           CARD IN THE ENCLOSED ENVELOPE.


DATED: __________________________, 2001

Signature______________________________________


DATED: __________________________, 2001

Signature______________________________________